 KEELEY FUNDS, INC.
FOURTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of the 15th day of August, 2007 to the Transfer Agent Servicing Agreement, dated as of the 15th day of April, 2005, as amended on the 13th of January, 2006, on the 10th of April 2006, and on the 1st of October, 2006 (the “Agreement”), is entered by and between Keeley Funds, Inc., a Maryland corporation (the "Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Paragraph 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KEELEY FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ John L. Keeley, Jr.	By:	/s/ Michael R. McVoy

Name: John L. Keeley, Jr.		Name: Michael R. McVoy

Title: President		Title: Sr. Vice President

Exhibit A
to the
Transfer Agent Servicing Agreement - Keeley Funds, Inc.

Separate Series of Keeley Funds, Inc.

Name of Series

KEELEY Small-Mid Cap Value Fund
KEELEY Mid Cap Value Fund
KEELEY All Cap Value Fund

Exhibit C to the Transfer Agent Servicing Agreement
of
Keeley Funds, Inc.

KEELEY SMALL CAP VALUE FUND, INC.
and KEELEY FUNDS, INC.
TRANSFER AGENT & SHAREHOLDER SERVICES
ANNUAL FEE SCHEDULE effective May 1, 2007 thru April 30, 2010

Service Charges to the Fund* (complex level)	Qualified Plan Fees (Billed to Investors)
$15.00 /qualified plan acct (Cap at $30.00/SSN)
$15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
Annual Shareholder Account Fee (see minimum)	$25.00 /transfer to successor trustee
Load Fund - $16.00 / account	$25.00 /participant distribution (Excluding SWPs)
• Load Fund, level 3 - $13.00 / account on the	$25.00 /refund of excess contribution
first 100,000 level 3 accounts	Shareholder Fees (Billed to Investors)
• Load Fund, level 3 - $11.50 / account on the		$15.00 /outgoing wire transfer
next 50,000 level 3 accounts		$15.00 /overnight delivery
• Load Fund, level 3 - $10.00 / account on the		$ 5.00 /telephone exchange
remaining level 3 accounts		$25.00 /return check or ACH
• Closed Accounts - $7.50/ closed account		$25.00 /stop payment
Annual Minimum (Switch to complex once met)		$ 5.00 /research request per account (Cap at
$15,000 per fund (use $16/account as basis)		$25.00/request) (For requested items of the second calendar year
$10,000 each additional class (use $16/acct as basis)		[or previous] to the request)
Basis Point (complex Level)
0.5 BPS on Asset Market Value for 1st 1 billion
0.20 BPS on assets $1 billion - $5 billion	Technology Charges
0.10 BPS on assets over $5 billion	1.	Implementation Services
Activity Charges		First CUSIP - $2,000 /first CUSIP
Telephone Calls - $1.00 /minute		Fund Setup - $1,500 /additional CUSIP
Voice Response Calls - $.35 /call		800 Service - $1,650 ATT transfer connect
AML New Account Service - $1.00/new domestic		VRU Setup - $500 /fund group
accounts and $2.00/new foreign account		NSCC Setup - $1,500 /fund group
AML Base Service (excl Level 3 accounts)	2.	12b-1 Aging - $1.50 /account/year
0-999 accounts - $500.00/year	3.	Average Cost - $.36 /account/year
1,000-4,999 accounts - $1,000/year	4.	File Transmissions - subject to requirements
5,000-9,999 accounts - $2,500/year	5.	Selects - $300 per select
10,000+ accounts - $5,000/year	6.	ReportSource - No Charge - Web reporting
	7.	Physical Certificate Shares
ACH/EFT Shareholder Services:		Setup - $750 /fund
$125.00 /month/fund group		Issue of Certificate - $10.00 /certificate transaction
$ .50 /ACH item, setup, change	8.	Extraordinary services charged as incurred
$5.00 /correction, reversal	Development/Programming - $150 /hour
Out-of-pocket Costs - Including but not limited to:	Conversion of Records - Estimate to be provided
Telephone toll-free lines, call transfers, etc.	Custom processing, re-processing
Mailing, sorting and postage
Stationery, envelopes
Programming, special reports
Insurance, record retention, microfilm/fiche
Proxies, proxy services
Lost shareholder search
ACH fees
NSCC charges
All other out-of-pocket expenses

* Subject to CPI increase, Milwaukee MSA.